Exhibit 99.1

SENOMYX ENTERS INTO RESEARCH AGREEMENT WITH PEPSICO

TO IDENTIFY NEW SALT FLAVOR MODIFIERS

Partnership Focused on New Ingredients to Reduce Salt in Products

SAN DIEGO, CA — April 9, 2014 Senomyx, Inc. (NASDAQ: SNMX), a leading company in using proprietary taste science technologies to discover, develop and commercialize novel flavor ingredients for the food, beverage and flavor industries, announced today that it has entered into a new collaborative agreement with PepsiCo, Inc. related to Senomyx’s Salt Taste Program.  The new collaboration will support Senomyx’s continued work to identify flavors with modifying properties intended to restore the desired salty taste in products with reduced salt (sodium chloride).

Under the new agreement, PepsiCo will provide research funding for the Salt Taste Program for 2014 and has options to extend the research funding period.  PepsiCo will have non-exclusive rights to salt flavor modifiers discovered during the research funding period.  In addition, Senomyx will have the right to supply these flavor ingredients directly to PepsiCo.  Financial terms of the agreement have not been disclosed.

“We are pleased to establish this new type of research agreement, which provides research funding to Senomyx while retaining our ability to add potential new flavor offerings to our direct sales portfolio,” said John Poyhonen, President and Chief Executive Officer of the Company.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is using proprietary taste science technologies to discover, develop, and commercialize novel flavor ingredients.  These include modifiers of Sweet and Salt flavors as well as Savory Flavors, Bitter Blockers, and Cooling Agents.  The Company is also engaged in an effort to discover and develop natural high-potency sweeteners.  Under its direct sales program, Senomyx is beginning to sell certain of its Complimyx™ brand flavor ingredients, Sweetmyx™ and Savorymyx™, to flavor companies for re-sale to their food and beverage company customers.  In addition, Senomyx has collaborative agreements with global food, beverage, and ingredient supply companies, some of which are currently marketing products that contain Senomyx’s flavor ingredients.  Senomyx’s corporate socially responsible activities are described on the Senomyx Cares blog at http://www.senomyx-csrblog.com/.  For more information, please visit www.senomyx.com.

Forward Looking Statement

Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such forward looking statements include, but are not limited to, whether in the future PepsiCo will exercise one or more of its options to extend the Salt Program research funding beyond 2014, whether the research under the new collaboration will be successful and lead to the commercialization of any salt flavor modifiers, and whether Senomyx will receive any revenue from PepsiCo for purchase of any salt flavor modifiers discovered under the new collaborative agreement. Risks associated with those forward-looking statements include the fact that both parties have the right to terminate the collaboration agreement under certain circumstances, the unpredictable nature of the research and development process generally, and whether Senomyx will be successful in the identification and validation of the human salty taste target and the discovery and development of new salt flavor modifiers with an acceptable performance and safety profile. For additional information on these and other factors that could cause Senomyx’s actual results to materially differ from those set forth herein, please see Senomyx’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Senomyx does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Senomyx

Gwen Rosenberg

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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